                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 333-18367

    SUPPLEMENT NO.  31  TO PROSPECTUS DATED JANUARY 3, 1997
               (AS SUPPLEMENTED JANUARY 10, 1997)


AT&T CAPITAL CORPORATION


Medium Term Notes, Series 4


Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)


Floating Rate Notes
-----------------------

Interest Rate Per Annum.......Float%

SETTLEMENT DATE:              12/08/97
INITIAL PAYMENT DATE:         03/08/98
MATURITY DATE:           12/08/99
DAYCOUNT:                ACTUAL/360
INDEX:                   3 Month LIBOR + 0.35%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Quarterly
PAYMENT FREQUENCY:       Quarterly
PAYMENT:                 Quarterly, Pays the 8TH or next Good
Business
                              Day of each Quarter. Commencing
03/08/98
INTEREST DETERMINATION:       Quarterly Reset, Paid
                              Quarterly - Source: Telerate p.
3750. 2 London
                              Business Days Prior to Each Reset
Date.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $30,000,000.00
CUSIP NUMBER:            00206HF82


Date of Sale: December 3, 1997